Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


August 4, 2009

Securities and Exchange Commission
450 Fifth Street NW
Washington DC
20549 USA

Re:   Extreme Home Staging, Inc.

Dear Sirs:

We were previously the principal auditors for Extreme Home Staging, Inc. and we reported on the financial statements of Extreme Home Staging, Inc. for the period from inception, May 3, 2006 to June 30, 2009. We have read Extreme Home Staging Inc.'s statements under Item 4 of its Form 8-K, dated August 4, 2009, and we agree with such statements.

For the most recent fiscal period through to August 4, 2009, there have been no disagreements between COMPANY and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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